Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Avery Dennison Corporation of our report dated February 21, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2017 Annual Report to Shareholders, which is incorporated by reference in Avery Dennison Corporation’s Annual Report on Form 10-K for the year ended December 30, 2017.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
August 1, 2018

PricewaterhouseCoopers LLP, 601 South Figueroa, Los Angeles, California 90017
T: (213) 356-6000, F: (813) 637-6444, www.pwc.com